Exhibit 17(1)

FORM OF PROXY CARD

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

EASY VOTING OPTIONS:

VOTE ON THE INTERNET Log on to: www.proxy-direct.com or scan the QR code Follow the on-screen instructions available 24 hours

VOTE BY PHONE Call 1-800-337-3503 Follow the recorded instructions available 24 hours

VOTE BY MAIL Vote, sign and date this Proxy Card and return in the postage-paid envelope

VOTE IN PERSON Attend Shareholder Meeting 1801 California Street, Suite 5200 Denver, Colorado On October 25, 2019

Please detach at perforation before mailing.

PROXY	TRANSAMERICA SERIES TRUST	PROXY
TRANSAMERICA JENNISON GROWTH VP

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON OCTOBER 25, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF TRANSAMERICA JENNISON GROWTH VP (the “Fund”).

The undersigned hereby appoints Marijn P. Smit and Dennis P. Gallagher, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote for the undersigned all shares of beneficial interest of the Fund with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of Transamerica Series Trust to be held at the office of Transamerica Asset Management, Inc., 1801 California Street, Suite 5200, Denver, Colorado, on October 25, 2019, at 10 a.m. (Mountain time), and at any adjournments or postponements thereof.

Receipt of the Notice of the Special Meeting and the accompanying Proxy Statement/Prospectus is hereby acknowledged. The shares represented by the Proxy will be voted as instructed. If this Proxy is executed but no instructions are given, the votes entitled to be cast by the undersigned will be cast “FOR” Proposal 1.

VOTE VIA THE INTERNET: www.proxy-direct.com VOTE VIA THE TELEPHONE: 1-800-337-3503

PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

TST_30879_081919

EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of the Transamerica Jennison Growth VP to Be Held on October 25, 2019.

The combined Proxy Statement/Prospectus and Proxy Card for this meeting are available at:

https://www.proxy-direct.com/tra-30879

IF YOU VOTE ON THE INTERNET, BY TELEPHONE, OR IN PERSON,

YOU NEED NOT RETURN THIS PROXY CARD

Please detach at perforation before mailing.

 TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE: ☒

A	Proposal THE BOARD RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

		FOR	AGAINST	ABSTAIN
1.

To approve an Agreement and Plan of Reorganization, providing for (i) the acquisition of all of the assets of Transamerica Jennison Growth VP by Transamerica Morgan Stanley Capital Growth VP, in exchange for shares of Transamerica Morgan Stanley Capital Growth VP to be distributed to the shareholders of Transamerica Jennison Growth VP and the assumption of all of the liabilities of Transamerica Jennison Growth VP by Transamerica Morgan Stanley Capital Growth VP, and (ii) the subsequent liquidation of Transamerica Jennison Growth VP.

		☐	☐	☐

To transact such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box
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XXXXXXXXXXXXXX	TST 30879	M	XXXXXXXX